      As filed with the Securities and Exchange Commission on June 30, 1999
                                                  Registration No. 333-
                                                                        -------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                KITTY HAWK, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       75-2564006
-------------------------------            -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                              1515 West 20th Street
                                 P.O. Box 612787
              Dallas/Fort Worth International Airport, Texas 75261
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


       KITTY HAWK, INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
       ------------------------------------------------------------------
                            (Full title of the Plan)


                               M. TOM CHRISTOPHER
                             Chief Executive Officer
                              1515 West 20th Street
                                 P.O. Box 612787
              Dallas/Fort Worth International Airport, Texas 75261
                                 (972) 456-2200
                                 --------------
       (Name and address of agent for service, including telephone number)


                                 With a copy to:
                                 GREG R. SAMUEL
                               GARRETT A. DEVRIES
                              Haynes and Boone, LLP
                                 901 Main Street
                             3100 NationsBank Plaza
                            Dallas, Texas 75202-3789
                                 (214) 651-5000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
Title of Securities              Amount        Maximum Offering         Proposed Maximum             Amount
To Be Registered            To Be Registered    Price Per Share     Aggregate Offering Price   of Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value . . . .         400,000 shares     $6.66(1)               $2,664,000(1)             $740.59(1)
-------------------------------------------------------------------------------------------------------------------

(1) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the NASDAQ National Market on June 25, 1999 ($6.66 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Kitty Hawk, Inc. (the "Company") hereby incorporates by reference the Company's (i) Registration Statement on Form S-8 (No. 333-28553), as filed with the Securities and Exchange Commission on June 5, 1997 (the "1997 Form S-8"), including without limitation the description of Common Stock and the description of director and officer indemnification included therein and (ii) Post-Effective Amendment No. 1 (the "Amendment") to the 1997 Form S-8, as filed with the Securities and Exchange Commission on February 6, 1998.

         By means of the 1997 Form S-8, as amended by the Amendment, the Company registered 100,000 shares of Common Stock to be issued pursuant to the Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). This Registration Statement registers an additional 400,000 shares of Common Stock issuable pursuant to the Employee Stock Purchase Plan, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 28, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 1999.

                                            KITTY HAWK, INC.


                                            By:   /s/ RICHARD R. WADSWORTH
                                                -------------------------------
                                                   Richard R. Wadsworth
                                            Senior Vice President -- Finance,
                                          Chief Financial Officer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 1999:



            Name                                       Capacities
            ----                                       ----------
   /s/ M. TOM CHRISTOPHER                    Chairman of the Board of Directors
----------------------------------           and Chief Executive Officer
       M. Tom Christopher

   /s/ TILMON J. REEVES                      Chief Operating Officer, President
----------------------------------           and Director
       Tilmon J. Reeves

   /s/ CONRAD A. KALITTA                     Director
----------------------------------
       Conrad A. Kalitta

  /s/ RICHARD R. WADSWORTH                   Senior Vice President -- Finance,
----------------------------------           Chief Financial Officer, Secretary,
      Richard R. Wadsworth                   Principal Financial and Accounting
                                             Officer and Director


  /s/ PHILIP J. SAUDER                       Director
----------------------------------
      Philip J. Sauder

  /s/ TED J. COONFIELD                       Vice President and Director
----------------------------------
      Ted J. Coonfield

  /s/ LEWIS S. WHITE                         Director
----------------------------------
      Lewis S. White

                                  EXHIBIT INDEX


Exhibit No.                   Exhibit
-----------                   -------

  4.1 Specimen Common Stock Certificate, filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-8307) dated as of October 1996, which exhibit is incorporated herein by reference.

  4.2     The Kitty Hawk, Inc. Amended and Restated Employee Stock Purchase Plan
          ("Employee Stock Purchase Plan"), filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-8307) dated as of October 1996, which exhibit is incorporated herein by reference.

  4.3*    Amendment No. 1 to the Employee Stock Purchase Plan.

  5.1* Opinion of Haynes and Boone, LLP, Special Counsel of the Company, as to the validity of Common Stock to be offered.

  23.1*   Consent of Haynes and Boone, LLP, contained in the opinion filed as
          Exhibit 5.1.

  23.2*   Consent of Ernst & Young LLP.


-----------------
*    Filed herewith.